UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2008
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events

John W. Rowe, Chairman, President and CEO of Exelon Corporation (Exelon), together with the Rowe Family Charitable Trust, has established a fifth structured, prearranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Rowe’s first 10b5-1 stock trading plan was announced in February 2004 and expired in February 2005. Exercises of options and sales under Mr. Rowe’s current 10b5-1 plan, announced in September 2007, are expected to continue until August 2008.

Under the new trading plan, Mr. Rowe will transfer 80,000 shares of Exelon common stock to fund the Rowe Family Charitable Trust. The shares will be transferred to the Rowe Family Charitable Trust on a date in November 2008, and the Rowe Family Charitable Trust will sell the shares upon receipt. The proceeds of the sale will be used by the Rowe Family Charitable Trust to make charitable contributions, including supporting The Rowe-Clark Math and Science Academy, The Rowe Family Professorship in Engineering at IIT, the Rowe Family Professorship in the History of Greece at the University of Wisconsin, and the Rowe Family Curator of Evolutionary Biology at the Field Museum.

Exelon’s stock ownership guidelines require Mr. Rowe to own the lesser of either a fixed number of shares or share equivalents (excluding stock options) or a variable number of shares based on a multiple of five times his base salary, calculated annually. Mr. Rowe holds stock and stock equivalents (excluding options) amounting to about 520% of this guideline. After this contribution, he will hold about 430% of this guideline. Mr. Rowe and his wife will own over 275,000 shares. Mr. Rowe also owns nearly 125,000 performance shares and over 1,000 shares or share equivalents deferred until he retires. He holds options to acquire 493,000 shares in addition to the options that are included in his stock trading plans.

Since February 2005 a total of ten of Exelon’s senior officers have also entered into one or more similar pre-arranged stock trading plans to sell a limited number of shares of Exelon common stock in order to diversify their assets. Under Exelon’s stock ownership guidelines, executive vice presidents should own a fixed number of shares of Exelon stock or stock equivalents (excluding stock options) based on a multiple of three times their base salary, and senior vice presidents should own a fixed number of shares based on a multiple of two times their base salary. Each of the senior officers who entered into a stock trading plan held stock and stock equivalents (excluding options) exceeding the applicable stock ownership guideline, and each of those officers will continue to meet the applicable stock ownership guideline after the completion of the sales contemplated by the stock trading plans.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in  (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s First Quarter 2008 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

May 20, 2008